Exhibit 10.3

Loan Contract

Xun Jie Zi (2005) No. 0824

Lender: Xunlimen Branch of China Merchants Bank Co., Ltd (party A for short)

Legal representative: Huang yongxin

post: president of the bank

Telephone: 85751963

Address: 111 Jiefang AV

Borrower: Wuhan Youji Industries Co., Ltd. (Party B for short)

Legal representative: Zhou Hongdun

post: Board Chairman

Telephone:

Address: Qiaokou District

Pursuant to applicable laws and regulations of the People’s Republic of China (the “PRC”), Borrower and Lender, after reaching an agreement through negotiations, hereby enter into this contract pursuant to Borrower’s application to Lender for a circulating capital loan (the “ Loan”).

Article 1 Loan Category

Loan Category: short-term loan

Article 2 Type of Currency and Amount

RMB Ten million yuan

Article 3 Purpose of Loan

The Loan under this Loan Contract shall be solely for circulating. Without Lender’s written consent, Borrower shall not divert the Loan under this Loan Contract to any other purpose.

Article 4 Loan Term

Loan Term: six months (From August 9, 2005 to February 9,2006). In case the borrowing date is not the starting date specified in the borrowing voucher (the “ Borrowing Voucher” ), the Borrowing Voucher shall prevail.

Article 5 Interest Rate and Interest

5.1	Interest rate

5.1.1	This loan bears (choose from below )

☐	Fixed rate:

The interest rate is 5.22% per year; or

If the Loan is provided in the RMB, the Loan interest rate increases/decreases by     % on the basis of the      -month loan rate on date of loan provided or                          (the date both parties agreed )pursuant to stipulations of the People’s Bank of China.

If the Loan is provided in the foreign currency, the Loan interest rate increases/decreases by      Bps on the basis of the      -month/      -day loan rate of          as the benchmark interest rate of the foreign currency on date of loan provided or                          (the date both parties agreed )

☐	Floating rate :

If the Loan is provided in the RMB, the Loan interest rate increases/decreases by     % on the basis of the      -month/      -day loan rate of          as the benchmark interest rate of the RMB on date of loan provided or                          (the date both parties agreed ).

If the Loan is provided in the foreign currency, the Loan interest rate increases/decreases by      Bps on the basis of the      -month/      -day loan rate of              as the benchmark interest rate of the foreign currency on date of loan provided or                          (the date both parties agreed )

One floating cycle is     months /     days, which is calculated from the day of loan provided or                          (the date both parties agreed ). Once a cycle is due, the rate of interest for the next cycle shall be the benchmark interest rate of the first day of the next cycle. Interest of each cycle is calculated respectively.

5.1.2	The interest rate of this Loan Contract shall be as recorded in the Borrowing Voucher.

5.1.3	If Borrower does not use the funds pursuant to the purpose specified in this Contract, Lender shall have the right to charge the additional interest on the abused amount of the Loan. The rate shall be % over and above the original interest rate specified in this Contract and times the number of abuse days.

If Borrower does not repay the principal and interest under this Contract on time, Lender shall have the right to charge additional interest on the overdue repayment. The rate shall be 50% over and above the original interest rate specified in this Contract and times the number of overdue days.

If it exists both loan abuse and overdue repayment, Lender shall have the right to collect additional interest at the higher rate listed in Article 5.1.3.

5.1.4	During the term of this Loan Contract, interest rate may be changed as prescribed by the People’s Bank of China.

5.2	Interest settlement: Settlement of interest under this Loan Contract is to be calculated per month . The settlement date is the 20th day each month. The interest shall be calculated according to the loan amount and the days of actual use, from the day the loan was provided.

5.3	Repayment of interest: Borrower shall repay the interest on the interest settlement date and Lender may deduct it directly from Borrower’s deposit account. Lender has the right to charge the compounded interest if Borrower fails to repay the interest on time.

5.4	Other agreements upon by and between parties:

Article 6 Guaranty

6.1	The principal, interest and corresponding fees are jointly guaranteed by Wuhan Organic Import and Export Co. Ltd., which shall provide Lender irretrievable guaranty or .

6.2	or provides the Loan under this Loan Contract as the mortgage/pledge. The mortgage/ pledge contract shall be signed separately.

Article 7 Borrower’s Rights and Obligations

7.1	Borrower’s rights:

7.1.1	Borrower has the right to withdraw and use all the funds under this Loan Contract.

7.1.2	Borrower has the right to refuse any other additional articles except those of the Contract.

7.1.3	Obtaining Lender’s consent, Borrower has the right to transfer its debts to a third party.

7.2	Borrower’s obligations:

7.2.1	Borrower shall provide Lender with documents as required by Lender, and provide Lender with the true information such as the name of the bank with which Borrower account is opened, account number, balances of its outstanding deposits and loans. And Borrower shall accept Lender’s inspection and supervision.

7.2.2	Borrower shall accept Lender’s supervision over the utilization of the Loan, status of business and the financial affairs.

7.2.3	Borrower shall utilize the Loan according to the agreed purpose stipulated in this Contract.

7.2.4	Borrower shall repay the principal and interest under this Loan Contract in full on the due date.

7.2.5	Borrower shall obtain Lender’s written consent if Borrower transfers partial or all the obligations to a third party.

7.2.6	In case that the following events occur, Borrower shall notify Lender immediately, and adopt measures as required by Lender to ensure the repayment of the principal, interest and corresponding fees under this Loan Contract in full on time.

7.2.6.1	Borrower experiences great financial loss ,assets loss and other financial crisis.

7.2.6.2	Borrower provides guaranty ,loan or mortgage/pledge to a third party in order to protect the third party’s interests from a loss.

7.2.6.3	Borrower changes the operational system or organizational form of property ownership, including , but not limited to, introducing the practice of contracting, conducting leasing operations, entering into joint operations, restructuring equity, merging with (acquiring) other entities, entering into a joint venture (cooperative arrangement), splitting into separate entities, setting up a subsidiary, and

7.2.6.4	cancellation of the registration, revocation of the business license, and filling for bankruptcy.

7.2.6.5	Borrower’s shareholders and other connection companies experience management or financial crisis, which affects Borrower’s normal operation .

7.2.6.6	Borrower, shareholders and other connection companies have the significant connection transaction, which affects Borrower’s normal management.

7.2.6.7	Borrower is a party to any material legal suit, arbitration proceedings, criminal sanction or administrative penalty, which will produce a material adverse effect on its financial status and operational management.

7.2.6.8	Borrower experiences other matters which will affect its ability to repay its debts.

Article 8 Lender’s Rights and Obligations

8.1	Lender’s rights:

8.1.1	Lender has the right to require Borrower to repay principal and interest of the Loan on time.

8.1.2	Lender has the right to request Borrower to provide documents related to the Loan.

8.1.3	Lender has the right to know Borrower’s status of business and financial affairs.

8.1.4	Lender has the right to supervise the agreed utilization purpose of the Loan under this Loan Contract.

8.1.5	Lender has the right to collect the principal and interest of the Loan directly from Borrower’s account.

8.1.6	Lender has the right to require Borrower to repay the loan ahead of the Contract due date or stop providing funds that Borrower has not yet used if Borrower does not fulfill the obligations in this Contract.

8.1.7	When Borrower experiences any of the events requiring notification listed in Article 7.2.6 , Lender has the right to request Borrower to return the principal and interest and corresponding fees under this Contract, or require Borrower to transfer all the debts under this Contract to an acceptable assignee , or provide/increase guarantee measures agreed by Lender.

8.2	Lender’s obligations

8.2.1	Lender shall provide funds to Borrower pursuant to provisions contained herein.

8.2.2	Lender shall keep the secret of Borrower’s financial status, debts, production and management. Some cases are allowed by law are exception.

Article 9 Borrower’s Warranties

9.1	Borrower warrants Borrower is a corporation duly incorporated and valid existing under the laws of PRC, with power and authority to own its properties and conduct its business as now being conducted. Borrower has full power and authority to enter into this Contract and perform the obligations provided for herein.

9.2	Borrower warrants signing and performing this Contract has been duly authorized by the board of directors or other institution.

9.3	Borrower warrants that the documents, material and certificates concerning Borrower, Guarantor, Mortgager/Pledger and the object of mortgage/pledge are real, accurate, complete and effective, and do not include false information or omit any significant facts.

9.4	Borrower warrants that when evaluates this Contract, any lawsuit, arbitration , criminal or administrative punishment which causes disadvantageous consequence has not occurred to Borrower or its main property , and estimate in the period of the Contract execution, the events of these kinds shall not occur. Once occurs, Borrower shall notify Lender immediately .

9.5	Borrower warrants that Borrower strictly observes the national laws and regulations in management, develops its business pursuant to the management scope which “Enterprise Legal Person Business License” stipulated, and goes through the enterprise legal representative annual inspection registration formalities on time.

9.6	Borrower warrants that Borrower keeps or enhances the existing management level, guarantees the value of the existing property and its increment, does not give up any due creditor’s rights and does not dispose of the main existing property in gratis or inappropriate way.

9.7	Borrower warrants that when evaluates this contract, any event which affects the performance of obligations under this Contract has not occurred to Borrower.

Article 10 Repayment In Advance

10.1	Borrower may repay the Loan in advance upon approval from Lender

10.2	When Borrower repay the Loan in advance, the interest shall be calculated at the rate specified in this Contract.

Article 11 Loan Extension

If Borrower fails to repay the Loan under this Loan Contract on the due date and needs to extend the repayment, Borrower shall submit written application for extension of the Loan one month prior to the maturity of the Loan. If Lender agrees with the extension of the repayment, Borrower and Lender shall sign Loan Extension Agreement separately. If Lender does not agree, this Loan Contract is still valid. Borrower shall repay the funds of actual use and interest pursuant to provisions contained herein.

Article 12 Fees and Expenses

Borrower shall pay all expenses and fees arising out of or in connection with the Contract, as well as the fees incurred by Lender in collecting its loan such as expenses and fees, shall include but shall not be limited to the assessment fee, auction fee, lawyer’s fee, vehicle costs, etc. Upon the authorization from Borrower, Lender may deduct fees and expenses directly from Borrower’s account. If the deducted amount is insufficient, Borrower shall guarantee to pay it off after receiving the notice from Lender and any proof of unpaid amount is not necessary.

Article 13. Liabilities for Default

13.1	Any of the following occurrences during the term of validity of this Contract shall be regarded as Borrower’s default.

13.1.1	Borrower does not perform the obligations as stipulated in Article 7.2.1. Borrower has provided false information and refuses to accept the inspection of Lender and Borrower fails to correct the problem before the deadline as required by Lender. If the case is serious.

13.1.2	Borrower violates Article 7.2.2. Borrower refuses to accept or evade the supervision of Lender on the utilization of the Loan and financial and operational status. If the case is serious.

13.1.3	Borrower does not perform the obligations as stipulated in Article 7.2.3. Borrower diverts the Loan for other purposes. If the case is serious.

13.1.4	Borrower violates Article 7.2.4. Borrower does not repay the principal and interest under this Contract in full on the due date.

13.1.5	Borrower violates Article 7.2.5 Without Lender’s consent, Borrower arbitrarily transfer the debts under this Contract to a third party and thus causes loss of Lender.

13.1.6	Borrower violates Article 7.2.6. When any event listed in Article 7.2.6 under this Contract occurs to Borrower, Borrower fails to notify Lender on time, or Borrower refuses to adopt any remedy to ensure the repayment of the debt under this Contract on the request of Lender after Lender is notified, or Lender deems that the loan may not collected safely.

13.1.7	Borrower violates Article 9.1, Article 9.2 and Article 9.4 under this Contract and causes loss of Lender. Borrower violates Article 9.3, Article 9.5 and Article 9.6. Article 9.7 and does not correct the problems which cause the loss of Lender.

13.1.8	Lender deems that any other event occurs to Borrower may cause the loss of Lender.

13.2	Any of the following occurrences to the guarantor (“Guarantor”) during the term of validity of this Contract shall be regarded as default.

13.2.1	Any event listed in Article 7.2.6 occurs.

13.2.2	When Guarantor provides the guaranty, Guarantor conceals the capability of undertaking collateral liability or it is not authorized.

13.2.3	Guarantor does not goes through the annual inspection and registration formalities on time.

13.2.4	Guarantor is negligent in managing and pressing for the due creditor’s rights, or disposes of the existing main property in gratis or other inappropriate way.

13.3	Any of the following occurrences to the mortgager/ pledger (“Mortgager/ Pledger”) during the term of validity of this Contract shall be regarded as default.

Lender deems that the mortgage/pledge is untenable or the value of the object of mortgage/pledge is not sufficient to liquidate the principal and interest under this Contract. Or Mortgager/ Pledger does not coordinate with Borrower when Mortgager/ Pledger is required to remove the adverse effect which creates. Or Mortgager/ Pledger does not coordinate with Borrower when Lender request Borrower to increase or change guaranty.

13.3.1	Mortgager/ Pledger does not have the property rights or the disposition rights of the object of mortgage/pledge or the rights exist dispute.

13.3.2	Mortgager/ Pledger conceals the fact that the object of mortgage/pledge has been shared, leased, sealed up or supervised.

13.3.3	Without the written consent of Lender, Mortgager arbitrarily disposes of the object of mortgage by transferring, leasing, mortgaging again or any other inappropriate way.

13.3.4	Mortgager fails to maintain or repair the object of mortgage properly and the value of the object of mortgage obviously diminished. Or Mortgager’s behavior endanger the object of mortgage and causes the value diminution. Or during the term of the mortgage Mortgager does not purchase insurance for the object of mortgage as requested by Lender.

13.4	In the event of events of default listed in Article 13.1, Article 13.2 and Article 13.3, Lender has the rights to take the following steps, in which case Borrower’s approval is not necessary:

13.4.1	Stop providing the loan funds that Borrower has not used yet;

13.4.2	Require Borrower immediately to return the principal which has been provided by Lender and pay all interest due and related fees;

13.4.3	Transfer the deposit directly from Borrower’s account or other account to pay off the debt under this Loan Contract.

13.4.4	Press for the repayment pursuant to Article 16 under this Loan Contract.

Article 14 Change and Termination of the Contract

This Loan Contract may be changed or terminated on the basis of reaching written unanimity through consultation between Lender and Borrower. This Contract is still valid prior to the written unanimity of change or termination. Lender and Borrower shall not arbitrarily change, amend or terminate this Contract.

Article 15 Miscellaneous

15.1	During the term of validity of this contract, any of Lender’s tolerance and extension of Borrower breaking the contract or delay behavior, or any of Lender’s delay to carry out the rights and interests under this contract shall not harm ,affect or limit all the rights and interests of Lender as the creditor according to this contract and the relevant law. And shall neither be deemed as the permission or the approval of Borrower violating behavior of the contract nor giving up the rights as Lender to take action on violating behavior of Borrower now or in the future.

15.2	Regardless of what kind of reason Borrower shall take the responsibility for repayment when this Loan contract is partially or totally invalid. If the situation arises, Lender is entitled to terminate this contract and may demand the principal, interest and other related funds under this contract immediately.

15.3	All the notices and documents relevant to this Contract shall be in written form and shall be deemed given by a party hereto to the other party if delivered by telegram or facsimile transmission or by registered or certified mail when it is sent to the post office.

15.4	The Loan Voucher under this Loan Contract and related documents and materials confirmed by both parties are inseparable components of this Loan Contract.

Article 16 Dispute Settlement

16.1	This Loan Contract is governed by the law of PRC; the rights and interests of Lender and Borrower are protected by the law.

16.2	Dispute arising out of this Loan Contract shall be through negotiation. If agreement is not reached, either of the parties may (choose one way )

16.2.1	make a lawsuit to the local people’s court where Lender is located. Or

16.2.2	apply for the arbitration to the arbitration committee of .

16.3	After this Contract is applied for the notarization with the power of forcible execution by both parties, Lender may apply to the people’s court which has the jurisdiction for coercion into pressing for the due debt Borrower owed under this Contract .

Article 17 Taking Effect

17.1	The Contract takes effect from and after the legal representatives or agents of all parties sign and affix their companies’ seals, plus guaranty is made pursuant to Article 6 under this Contract., and terminates as soon as Borrower pays off the principal, interest and other fees under this Contract in full.

17.2	The original of this Loan Contract is triplicate, which have the same legal effect and force. Lender holds two copies, and Borrower holds one copy.

Lender(seal): Xunlimen Branch of China Merchants Bank Co., Ltd

Borrower(seal): Wuhan Youji Industries Co.,Ltd

Legal Representative or Authorized Representative:	Legal Representative or Authorized Representative:

(Signature or personal seal )	(Signature or personal seal )

/s/ Huan yong-xin	/s/ Zhou hong-dun

Date of the Contract : August 9th, 2005	Date of the Contract :